SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 9, 2003

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Item 5.	Other Events and Regulation FD Disclosure

On December 9, 2003, Salix Pharmaceuticals, Ltd. issued a press release announcing that the company has been selected as the featured company on the “Terry Bradshaw’s Pick of the Week” television series. A copy of this press release is attached.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated December 9, 2003 of Salix Pharmaceuticals, Ltd., announcing that the company has been selected as the featured company on the “Terry Bradshaw’s Pick of the Week” television series.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date:	December 9, 2003	By:	/s/ Adam C. Derbyshire

Adam C. Derbyshire Senior Vice President and Chief Financial Officer